Exhibit 10.2

ESCROW ACCOUNT AGREEMENT

This Escrow Account Agreement (this “Agreement”) is made as of January 22, 2026,

BY AND BETWEEN:

1.

Republic Power Group Limited, a company incorporated under the laws of the British Virgin Islands, with its principal executive offices at 5008 Ang Mo Kio Avenue 5, #04-09, Singapore 569874 (the “Company”); and

2.	Justin Chow & de Bedin Solicitors, a law firm organized and existing under the laws of Hong Kong, with its registered address at 18F, Siu Ying Commercial Building,153 Queen’s Road Central, Central, Hong Kong acting solely in its capacity as escrow agent (the “Escrow Agent”).

The Company and the Escrow Agent are sometimes referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

A. The Company has filed a registration statement on Form F-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) relating to the offer and sale of up to 50,000,000 its Class A ordinary shares, par value US$0.000625 each, in a public offering (the “Offering”).

B. Following the effectiveness of the Registration Statement, the Company and investors will enter into a certain securities purchase agreement (the “SPA”).

C. In connection with the Offering, the Company desires that subscription funds received from investors be deposited into a segregated escrow account maintained by the Escrow Agent, pending satisfaction of the conditions set forth herein.

D. The Escrow Agent has agreed to establish and administer such escrow account on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows:

1. ESTABLISHMENT OF ESCROW ACCOUNT

1.1 Escrow Account

The Escrow Agent shall establish and maintain a segregated, non-interest-bearing escrow account (the “Escrow Account”) with a reputable financial institution acceptable to the Escrow Agent, titled substantially as:

“Justin Chow & de Bedin Solicitors, as Escrow Agent for Republic Power Group Limited”

1.2 Purpose

The Escrow Account shall be used solely for holding subscription funds received from investors in connection with the Offering, pending release or return in accordance with this Agreement.

2. DEPOSIT OF FUNDS

2.1 Investor Deposits

All subscription funds shall be wired directly by investors into the Escrow Account in accordance with written wire instructions provided by the Escrow Agent.

2.2 No Commingling

Funds deposited into the Escrow Account shall not be commingled with any other funds of the Company, the Escrow Agent, or any third party.

2.3 No Investment of Funds

The Escrow Agent shall not invest the escrowed funds and shall not be responsible for interest, yield, or investment performance.

3. CONDITIONS TO RELEASE OF FUNDS

3.1 Release Conditions

The Escrow Agent shall release funds from the Escrow Account to the Company only upon receipt of written instruction signed by an authorized officer of the Company and confirmation by the Escrow Agent that the applicable closing conditions described in the SPA have been satisfied or waived.

4. RETURN OF FUNDS

4.1 Failure of Conditions

If the Offering is terminated, withdrawn, or abandoned, the Escrow Agent shall, upon written instruction from the Company, return the applicable subscription funds to the respective investors without deduction (other than applicable bank wire fees).

4.2 Conflicting Instructions

In the event of conflicting written instructions, the Escrow Agent may retain the escrowed funds until such dispute is resolved or may seek direction from a court of competent jurisdiction.

5. DUTIES AND STANDARD OF CARE OF ESCROW AGENT

5.1 Limited Role

The Escrow Agent’s duties are strictly limited to those expressly set forth in this Agreement. The Escrow Agent shall have no duty to monitor or verify compliance with securities laws or Offering requirements.

5.2 Reliance on Instructions

The Escrow Agent may rely conclusively on written instructions reasonably believed to be genuine and properly authorized.

5.3 No Fiduciary Relationship

Nothing herein shall be deemed to create a fiduciary relationship between the Escrow Agent and any investor or the Company beyond the express escrow obligations set forth herein.

6. FEES AND EXPENSES

6.1 Escrow Fees

The Company shall be solely responsible for all escrow fees, bank charges, and reasonable out-of-pocket expenses incurred by the Escrow Agent in connection with this Agreement for up to $50,000.

6.2 Payment of Fees

Such fees may be paid directly by the Company or, if permitted, from the Offering proceeds upon release from escrow.

7. INDEMNIFICATION

7.1 Indemnification by Company

The Company agrees to indemnify and hold harmless the Escrow Agent, Justin Chow & de Bedin Solicitors, from and against any losses, claims, liabilities, damages, or expenses (including reasonable legal fees) arising out of the Escrow Agent’s performance under this Agreement, except to the extent resulting from the Escrow Agent’s gross negligence, wilful misconduct, or fraud.

8. TERMINATION

This Agreement shall terminate upon the earliest of:

(a)	the final release of all escrowed funds to the Company;

(b)	the return of all escrowed funds to investors; or

(c)	mutual written agreement of the Parties.

9. MISCELLANEOUS

●	Entire Agreement – This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof.

●	Amendments – Any amendment must be in writing and signed by both Parties.

●	Counterparts – This Agreement may be executed in counterparts and by electronic signature.

●	No Third-Party Beneficiaries – Nothing herein creates rights in favor of any investor or third party.

SIGNATURES

REPUBLIC POWER GROUP LIMITED

By:	/s/ Ziyang Long
Name:	Ziyang Long
Title:	Chief Executive Officer
Address:	[*]

JUSTIN CHOW & DE BEDIN SOLICITORS
(as Escrow Agent)

By:	/s/ Justin Chow
Name:	Justin Chow
Title:	Partner
Address:	[*]